UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2018

SESEN BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36296	26-2025616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 First Street, Suite 1800 Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 444-8550

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre–commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre–commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                                                                              ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☒

Item 1.01 — Entry into a Material Definitive Agreement.

On May 30, 2018, Sesen Bio, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC and Canaccord Genuity LLC, as representatives of the several underwriters identified in Schedule A thereto (the “Underwriters”), relating to the offering, issuance and sale (the “Offering”) of 22,222,223 shares (the “Firm Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a public offering price of $1.80 per share less the underwriting discounts and commissions. Under the terms of the Underwriting Agreement, the Company granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 3,333,333 shares of Common Stock at the same price (the “Option Shares,” and together with the Firm Shares, the “Shares”).  On May 31, 2018, the Underwriters fully exercised the option for an additional 3,333,333 Option Shares. The closing of the sale of the Shares in the Offering is expected to occur on or about June 4, 2018, subject to customary closing conditions.

The net proceeds to the Company from the Offering are expected to be approximately $41.9 million after deducting underwriting discounts and commissions and estimated expenses payable by the Company.

The Offering is being made pursuant to a prospectus supplement dated May 30, 2018 and an accompanying prospectus dated March 20, 2015, pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-202676), initially filed with the U.S. Securities and Exchange Commission on March 12, 2015 and declared effective on March 20, 2015.

The Underwriting Agreement includes certain customary representations, warranties, and covenants by the Company, and it provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make because of any of those liabilities. The representations, warranties, and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.  The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

A copy of the opinion of Hogan Lovells US LLP relating to the validity of the securities issued in the Offering is filed herewith as Exhibit 5.1.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated May 30, 2018
5.1	Opinion of Hogan Lovells US LLP
23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2018

Sesen Bio, Inc.

By:	/s/ Richard F. Fitzgerald
Richard F. Fitzgerald
Chief Financial Officer, Secretary and Treasurer

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